Exhibit 4.3

WAIVER OF INVESTOR RIGHTS

in connection with proposed initial public offering of Common Stock of

ECHO GLOBAL LOGISTICS, INC.

July 24, 2009

Ladies and Gentlemen:

Reference is made to (i) that certain Investor Rights Agreement (the “Investor Rights Agreement”), effective as of June 7, 2006, by and among Echo Global Logistics, Inc. (the “Company”) and the Investors listed on Exhibit A therein (collectively, the “Investors”), (ii) that certain Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”), effective as of June 7, 2006, by and among the Company and the signatories thereto, (iii) that certain Voting Agreement (the “Voting Agreement”), effective as of June 7, 2006, by and among the Company and the signatories thereto, (iv) the Amended and Restated Certificate of Incorporation of the Company (the “Articles”), and (v) the proposed initial public offering (the “Offering”) of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which Common Stock shall be sold to a group of underwriters (the “Underwriters”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investor Rights Agreement.

The Offering will be undertaken pursuant to a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under Section 2.3 of the Investor Rights Agreement, the Company is obligated to (i) notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company and (ii) afford each such Holder an opportunity to include in the registration statement all or part of such Registrable Securities (clauses (i) and (ii), the “Piggyback Registration Rights”).  Under Section 2.2 of the Investor Rights Agreement, a majority of the Holders of Series D Preferred Stock are entitled to demand registration under the Securities Act of all or any part of their Registrable Securities, and the Company is obligated to (a) notify all Holders within thirty (30) days of such request and (b) effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

Each of the undersigned hereby waives (i) all rights granted to it pursuant to Section 2 of the Investor Rights Agreement with respect to Piggyback Registration Rights relating to the Offering, and the Holders of Series D Preferred hereby agree not to exercise their demand registration right, or any other right, under Section 2.2 of the Investor Rights Agreement on or prior to January 31, 2010, or if longer, the duration of any lock-up period as may be specified in a lock-up agreement that such Holders may execute with the underwriters of the Offering; provided, however, NEA shall retain its (a) right to participate in the Offering in the event that Underwriters elect to sell Common Stock pursuant to their over-allotment option, (b) right under Section 2.2(d) of the Investor Rights Agreement to sell at its discretion the NEA Minimum IPO Shares at the next subsequent secondary offering and (c) conversion rights under Section 5 of the Articles, (the “Registration Waiver”), (ii) all rights granted to it pursuant to Section 4 of the Investor Rights Agreement, if applicable, with respect to any issuances of Equity Securities by the Company from June 7, 2006 through and including the date hereof, and (iii) all rights granted to it pursuant to Section 2 of the ROFR Agreement with respect to any transfers of common stock, Series B Preferred Stock or Series D Preferred Stock of the Company from June 7, 2006 through and including January 31, 2010.  If the Offering is not completed by January 31, 2010, the Registration Waiver shall terminate on its terms without further action by the Company or the undersigned.  Each of the undersigned agrees that Winston & Strawn LLP shall act as the single special counsel to the Investors in connection with the Offering.

Pursuant to Section 1.2(b) of the Voting Agreement, the Board of Directors of the Company (the “Board”) is required to include (i) one (1) director designated by New Enterprise Associates and its affiliates (the “NEA Director”), and (ii) one (1) director designated by the Younes and Soraya Nazarian Revocable Trust (the “Nazarian Director”).  Notwithstanding any other provision of the Voting Agreement to the contrary, each of the undersigned hereby acknowledges that the Board now consists of (i) Peter J. Barris, as the NEA Director, (ii) Anthony R. Bobulinski, as the Nazarian Director, and (iii) Samuel K. Skinner, John R. Walter, John F. Sandner, Eric P. Lefkofsky, Douglas R. Waggoner and Bradley A. Keywell.

This waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same waiver.  A counterpart signature page delivered by fax or e-mail transmission shall be as effective as delivery of an originally executed counterpart.  This waiver shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to choice of law provisions.

2

IN WITNESS WHEREOF, this Waiver of Investor Rights has been duly executed as of the date first written above.

SERIES B PREFERRED INVESTORS:

OLD WILLOW PARTNERS, LLC

By:	/s/ Richard A. Heise, Jr.
Name:	Richard A. Heise, Jr.
Title:	Manager

BLUE MEDIA, LLC

By:	/s/ Eric P. Lefkofsky
Name:	Eric P. Lefkofsky
Title:	Manager

FROG VENTURES, LLC

By:	/s/ Bradley A. Keywell
Name:	Bradley A. Keywell
Title:	Representative

[Signature Page to Waiver of Investor Rights]

SERIES D PREFERRED INVESTORS:

NEW ENTERPRISE ASSOCIATES 12, LIMITED
PARTNERSHIP

By:	NEA PARTNERS 12, LIMITED
PARTNERSHIP, ITS GENERAL PARTNER

By:	NEA 12 GP, LLC, ITS GENERAL PARTNER

By:	/s/ Charles W. Newhall III
Manager

NEA VENTURES 2006, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark
Name:	Pamela J. Clark
Title:	Vice President

[Signature Page to Waiver of Investor Rights]

SERIES D PREFERRED INVESTORS:

YOUNES & SORAYA NAZARIAN REVOCABLE TRUST

		By:	/s/ Younes Nazarian
		Name:	Younes Nazarian
		Title:	Trustee

YOUNES NAZARIAN 2006 ANNUITY TRUST

		By:	/s/ Sam Nazarian
		Name:	Sam Nazarian
		Title:	Trustee

SORAYA NAZARIAN 2006 ANNUITY TRUST

		By:	/s/ David Nazarian
		Name:	David Nazarian
		Title:	Trustee

/s/ Anthony R. Bobulinski
Anthony R. Bobulinski

Acknowledged and agreed to
as of the date first written above:

ECHO GLOBAL LOGISTICS, INC.

By:	/s/ Douglas R. Waggoner
Name:	Douglas R. Waggoner
Title:	Chief Executive Officer

[Signature Page to Waiver of Investor Rights]